                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                September 4, 1998
                                 (June 25, 1998)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

               1-9645                                74-1787536
     (Commission File Number)              (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                   Form 8-K/A


Item 5        OTHER EVENTS.

On July 10, 1998, Clear Channel Communications, Inc., a Texas corporation (the Company), filed a current report on Form 8-K. The Company is filing this amendment to include information required under item 7 (a) and item 7 (b).

Item 7        FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

                                 More Group Plc.

               Financial Statements and reconciliation to US GAAP

                           Year ended 31 December 1997

Index

2 Report of Independent Auditors
3 Consolidated profit and loss account
4 Balance sheet
5 Consolidated cash flow statement
6 Statement of total recognised gains and losses and reconciliation of movements in shareholders' funds
7 Accounting policies
9 Notes to the accounts

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and the Shareholders of More Group Plc

We have audited the accompanying consolidated balance sheet of More Group Plc and its subsidiary undertakings (together, "the Group") as of 31 December 1997 and the related consolidated profit and loss account, and statements of cash flows and total recognised gains and losses for the year then ended all expressed in pounds sterling. These financial statements are the responsibility of the Company's Directors. Our responsibility is to express an opinion on these financial statements on the basis of our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of the Group as of 31 December 1997 and the consolidated profit and cash flows for the year then ended in accordance with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated shareholders' equity as at 31 December 1997 expressed in pounds sterling and consolidated net profit for the year then ended also expressed in pounds sterling to the extent summarised in note 29 to the financial statements.



/s/ PRICE WATERHOUSE

Price Waterhouse
Chartered Accountants and Registered Auditors
London, England

5 March 1998
(except as to the information presented
in Note 29, for which the date is 13 August 1998)

Consolidated profit and loss account
For the year ended 31st December

                                                                                                                     1997
                                                                                                     Notes     (pound)000
--------------------------------------------------------------------------------------------------------------------------
Turnover
Group and share of joint ventures                                                                                 145,649
Less: share of joint ventures                                                                                      (1,250)

Continuing operations: Ongoing                                                                                    141,626
                       Acquisitions in 1997                                                                         2,773
--------------------------------------------------------------------------------------------------------------------------
Group turnover                                                                                           1        144,399
--------------------------------------------------------------------------------------------------------------------------
Operating profit
Continuing operations: Ongoing                                                                                     28,427
                       Acquisitions in 1997                                                                           250
--------------------------------------------------------------------------------------------------------------------------
Group operating profit                                                                                             28,677

Share of operating profit/(loss) in:
Joint ventures                                                                                                       (481)
Associated undertakings                                                                                                62
--------------------------------------------------------------------------------------------------------------------------
Total operating profit                                                                                1, 3         28,258

Restructuring and closure costs on termination of operations                                                       (2,305)
Less: 1996 provision                                                                                                2,305

Loss on termination of operations                                                                                      --
--------------------------------------------------------------------------------------------------------------------------
Profit on ordinary activities before interest                                                                      28,258

Net interest payable                                                                                     6         (2,722)
--------------------------------------------------------------------------------------------------------------------------
Profit on ordinary activities before taxation                                                                      25,536

Taxation                                                                                                 7         (7,555)
--------------------------------------------------------------------------------------------------------------------------
Profit after taxation                                                                                              17,981

Equity minority interests                                                                                              34
--------------------------------------------------------------------------------------------------------------------------
Profit for the financial year                                                                                      18,015

Dividends                                                                                                8         (6,827)
--------------------------------------------------------------------------------------------------------------------------
Retained profit for the financial year                                                                  18         11,188
--------------------------------------------------------------------------------------------------------------------------
Earnings per 10 pence Ordinary share                                                                     9          43.3p

Dividends per 10 pence Ordinary share                                                                    8          16.4p
--------------------------------------------------------------------------------------------------------------------------

Balance sheet
At 31st December


                                                                                                                     1997
                                                                                                       Notes   (pound)000
--------------------------------------------------------------------------------------------------------------------------
Fixed assets
Tangible assets                                                                                           10       70,322
--------------------------------------------------------------------------------------------------------------------------
Investments
    Investments in joint ventures
        Share of gross assets                                                                                       3,016
        Share of gross liabilities                                                                                 (2,631)
                                                                                                                      385
    Investments in associates                                                                                         429
    Trade and other investments                                                                                       287
--------------------------------------------------------------------------------------------------------------------------
                                                                                                          11        1,101
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                   71,423
--------------------------------------------------------------------------------------------------------------------------
Current assets
Stocks                                                                                                    12        4,048
Debtors                                                                                                   13       39,826
Cash and deposits                                                                                                  21,216
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                   65,090
Creditors - amounts falling due within one year                                                           14      (52,325)
--------------------------------------------------------------------------------------------------------------------------
Net current assets/(liabilities)                                                                                   12,765
--------------------------------------------------------------------------------------------------------------------------
Total assets less current liabilities                                                                              84,188
Creditors - amounts falling due after one year                                                            15      (57,710)
Provisions for liabilities and charges                                                                    16       (1,969)
--------------------------------------------------------------------------------------------------------------------------
Net assets                                                                                                         24,509
--------------------------------------------------------------------------------------------------------------------------
Capital and reserves
Called up share capital                                                                                   17        4,163
Reserves                                                                                                  18       19,319
--------------------------------------------------------------------------------------------------------------------------
Equity shareholders' funds                                                                                         23,482
Equity minority interests                                                                                           1,027
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                   24,509
--------------------------------------------------------------------------------------------------------------------------

Consolidated cash flow statement
For the year ended 31st December

                                                                                                                     1997
                                                                                                       Notes   (pound)000
--------------------------------------------------------------------------------------------------------------------------
Cash flow from operating activities                                                                       22       38,343
Returns on investments and servicing of finance                                                           23       (2,470)
Taxation                                                                                                           (3,991)
--------------------------------------------------------------------------------------------------------------------------
Free cash flow                                                                                                     31,882
Capital expenditure                                                                                       23      (21,007)
Acquisitions and disposals                                                                                23       (9,037)
Equity dividends paid                                                                                              (6,365)
--------------------------------------------------------------------------------------------------------------------------
Cash flow before use of liquid resources and financing                                                             (4,527)
Management of liquid resources                                                                            23       (1,982)
Financing: Issue of shares                                                                                23          353
           Increase in debt                                                                               23       19,858
                                                                                                                   20,211
--------------------------------------------------------------------------------------------------------------------------
Increase in cash in the year                                                                                       13,702
--------------------------------------------------------------------------------------------------------------------------
Reconciliation of net cash flow to movement in net debt

Increase in cash in the year                                                                                       13,702
Cash flow from increase in debt                                                                                   (19,858)
Cash flow from management of liquid resources                                                                       1,982
--------------------------------------------------------------------------------------------------------------------------
Change in net debt resulting from cash flows                                                                       (4,174)
Loans acquired with subsidiary undertakings                                                                           (10)
Translation difference                                                                                              1,702
--------------------------------------------------------------------------------------------------------------------------
Movement in net debt in the year                                                                                   (2,482)
Net debt at 1st January                                                                                           (34,089)
--------------------------------------------------------------------------------------------------------------------------
Net debt at 31st December                                                                                 24      (36,571)
--------------------------------------------------------------------------------------------------------------------------

Statement of total recognised gains and losses
For the year ended 31st December

                                                                                                                     1997
                                                                                                               (pound)000
--------------------------------------------------------------------------------------------------------------------------
Profit for the financial year                                                                                      18,015
Exchange adjustments on foreign currency net investments                                                             (291)
--------------------------------------------------------------------------------------------------------------------------
Total recognised gains                                                                                             17,724
--------------------------------------------------------------------------------------------------------------------------

There is no material difference between the reported profits for 1997 and the result for the year restated on an historical cost basis.


Reconciliation of movements in shareholders' funds
For the year ended 31st December

                                                                                                                     1997
                                                                                                               (pound)000
--------------------------------------------------------------------------------------------------------------------------
Total recognised gains                                                                                             17,724
Dividends                                                                                                          (6,827)
Ordinary shares issued in the year                                                                                    113
Adjustment to goodwill written off in respect
of gain on sale of joint venture (note 19)                                                                          3,824
Goodwill written off (note 19)                                                                                    (10,459)
--------------------------------------------------------------------------------------------------------------------------
Net addition to shareholders' funds                                                                                 4,375
Opening shareholders' funds                                                                                        19,107
--------------------------------------------------------------------------------------------------------------------------
Closing shareholders' funds                                                                                        23,482
--------------------------------------------------------------------------------------------------------------------------

Accounting policies

Accounting convention

The accounts are prepared under the historical cost convention, as modified by the revaluation of certain fixed assets, and in accordance with applicable accounting standards.

Basis of consolidation

  The consolidated accounts comprise the accounts of More Group Plc and all of its subsidiary undertakings for the year ended 31st December 1997. The consolidated profit and loss account includes the results of subsidiary undertakings acquired during the year from their effective dates of acquisition.

   A subsidiary undertaking is an entity in which the Group has a long term investment and controls a majority of the voting rights or exercises a dominant influence, or which is managed on a unified basis with another subsidiary undertaking.

   A joint venture is an entity in which the Group has a long term investment and which is jointly controlled by the Group and at least one other party. Joint ventures are included in the consolidated profit and loss account and balance sheet using the gross equity method.

   An associated undertaking is an entity in which the Group has a long term investment and is in a position to exercise significant influence. The Group's share of profits less losses of associated undertakings is included in the consolidated profit and loss account. The consolidated balance sheet includes, as an investment, the Group's share of net assets of associated undertakings at acquisition plus the Group's share of retained profits.

Accounting for acquisitions

  On acquisition, fair values are attributed to the net assets acquired. Adjustments are also made to bring the accounting policies of businesses acquired into alignment with those of the Group. The difference between the fair value of the consideration paid and the fair value of the net assets acquired is treated as goodwill and taken to reserves in the year of acquisition.

Tangible fixed assets

  Costs relating to advertising structures are shown at historical cost and are depreciated on a straight line basis over periods from two to 15 years, dependent upon the estimated useful lives of the assets concerned. Costs represent materials, direct labour and appropriate overheads.

   The cost or valuation of other fixed assets is written off in equal annual instalments over their expected useful lives as follows:

                                                       Period (years)
                              -----------------------------------------
                              Freehold buildings                  50
                              Leasehold properties      Period of lease
                              Plant and machinery               2-10
                              Motor vehicles                       4
                              Fixtures and fittings             3-10
                              -----------------------------------------

Investments in subsidiary undertakings

Investments in subsidiary undertakings are stated at Directors' valuation equal to their net assets at the end of the financial year, including acquisition goodwill where appropriate. Differences between cost and valuation are taken to the revaluation reserve.

Stocks

Stocks are stated at the lower of cost and net realisable value. Cost represents materials, direct labour and appropriate production overheads.

Deferred taxation

Deferred taxation is provided on differences arising from the inclusion of income and expenditure in taxation computations in periods different from those in which they are included in the accounts except where the tax reduction or increase is expected to continue for the foreseeable future.

Foreign exchange

The trading results of foreign subsidiary undertakings are translated at the average exchange rate for the year, and their net assets are translated at the rate of exchange ruling at the balance sheet date. Differences on exchange arising from the translation of the opening balance sheets of, or investments in, foreign subsidiary undertakings are offset against exchange differences arising on related foreign currency borrowings and are taken directly to reserves. Other exchange differences are reflected in the profit and loss account.

Pension costs

Retirement benefits to employees in the Group are funded by contributions from group companies and employees. The cost of providing retirement benefits is charged against profits over the expected service lives of employees in accordance with the recommendations of consulting actuaries.

Lease commitments

Assets purchased under hire purchase agreements and finance lease contracts are capitalised at their fair value with the related commitments shown under liabilities. Operating lease commitments are provided for in the accounts at the time the rental liabilities arise.

Research and development

Research and development expenditure is written off in the year in which it is incurred.

Turnover

Turnover is represented by gross billings net of agents' commissions and excludes value added tax and transactions between group undertakings.

(FOR A DESCRIPTION OF THE GROUP'S ACCOUNTING POLICIES PLEASE SEE PAGES 7 AND 8)


1 Segmental information

The Group's only class of business is outdoor advertising. The geographical analysis by origin and destination is as follows:

                                                                                    1997              1997         1997
                                                                                Turnover  Operating profit   Net assets
                                                                              (pound)000        (pound)000   (pound)000
-----------------------------------------------------------------------------------------------------------------------
Great Britain                                                                     78,547            17,506       45,753
Ireland                                                                           10,473             2,057        7,910
Belgium                                                                           11,094             1,531        1,600
France                                                                            10,375               429        4,912
Nordic Region                                                                     32,284             8,113       13,539
Asia Pacific                                                                       1,746              (757)       3,581
USA                                                                                1,130              (621)         322
-----------------------------------------------------------------------------------------------------------------------
                                                                                 145,649            28,258       77,617
Less: Share of joint ventures                                                     (1,250)
-----------------------------------------------------------------------------------------------------------------------
Group turnover                                                                    144,399
-----------------------------------------------------------------------------------------------------------------------
Net interest payable                                                                                (2,722)
-----------------------------------------------------------------------------------------------------------------------
Profit before taxation                                                                              25,536
-----------------------------------------------------------------------------------------------------------------------
Unallocated net liabilities                                                                                     (16,537)
-----------------------------------------------------------------------------------------------------------------------
Capital employed                                                                                                 61,080
Net debt                                                                                                        (36,571)
-----------------------------------------------------------------------------------------------------------------------
Net assets                                                                                                       24,509
-----------------------------------------------------------------------------------------------------------------------

The geographical analysis of net assets shows operating net assets which, in the opinion of the Directors, represent the best estimate of net asset utilisation. Operating net assets exclude net debt, taxation, dividends, deferred consideration, pension fund prepayment and provisions for liabilities and charges.

2 Operating costs

                                                                                                                     1997
                                                                                                               (pound)000
--------------------------------------------------------------------------------------------------------------------------
Cost of sales
Continuing operations: Ongoing                                                                                     71,372
                       Acquisitions in 1997                                                                         1,603
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                   72,975
--------------------------------------------------------------------------------------------------------------------------
Administrative expenses
Continuing operations: Ongoing                                                                                     41,827
                       Acquisitions in 1997                                                                           920
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                   42,747
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                  115,722
--------------------------------------------------------------------------------------------------------------------------

3 Operating profit

                                                                                                                     1997
                                                                                                               (pound)000
--------------------------------------------------------------------------------------------------------------------------
Operating profit is stated after charging:
Group employment costs (note 5)                                                                                    27,369
Depreciation of tangible fixed assets                                                                              10,850
Loss on disposal of tangible fixed assets                                                                           2,460
Auditors' remuneration                                                                                                279
Remuneration to UK Auditor for non-audit work                                                                         152
Research and development                                                                                            1,334
Leasing charges - Operating (land and buildings)                                                                    1,772
                - Operating (other)                                                                                 2,702
--------------------------------------------------------------------------------------------------------------------------
The audit fee for the Company included within the Group fee was (pound)39,000.
The loss on disposal of tangible fixed assets principally relates to accelerated depreciation on assets taken out of service.

4 Remuneration of Directors
                                                                                                                     1997
                                                                                                               (pound)000
--------------------------------------------------------------------------------------------------------------------------
Salaries, fees and taxable benefits                                                                                   762
Performance related pay                                                                                               171
Consultancy fees                                                                                                       31
Company pension contribution to defined contribution schemes                                                           88
Compensation for termination of service contract                                                                      141
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                    1,193
--------------------------------------------------------------------------------------------------------------------------


Emoluments for Directors are summarised in the following table:


                                                                     Performance         Pension
                                  Salary and fees  Taxable benefits  related pay   contributions        Total
-------------------------------------------------------------------------------------------------------------
                                            1997            1997            1997            1997         1997
                                      (pound)000      (pound)000      (pound)000      (pound)000   (pound)000
-------------------------------------------------------------------------------------------------------------
Non-Executive Chairman
F W Knight                                    47               -               -               -           47
Executive Directors
R G Parry                                    270              14             102              45          431
C V Slevin                                   160              16              33              12          221
B P Turnbull                                 130               8              36              31          205
P A Hall
(resigned 22nd May 1997)                      37               4               -               -           41
Non-Executive Directors
J F B Hunter                                  22               -               -               -           22
J Bullock
(appointed 1st January 1997)                  21               -               -               -           21
K J Guerra
(appointed 1st January 1997)                  21               -               -               -           21
The Lord Lane of Horsell
(resigned 24th April 1997)                    10               -               -               -           10
P H Kent
(resigned 24th April 1997)                     2               -               -               -            2
-------------------------------------------------------------------------------------------------------------
                                             720              42             171              88        1,021
-------------------------------------------------------------------------------------------------------------

4 Remuneration of Directors continued

In addition to the above:

(a) Mr P H Kent had an interest in a contract with the Company through his own consultancy, Peter Kent & Associates. This provided the Group with marketing and public relations consultancy services. The cost of these consultancy services for the period ended 24th April 1997, when he resigned from the Board, was (pound)30,980.

(b) Mr P A Hall received (pound)141,000 compensation for termination of service contract.

(c) Mr R G Parry participates in a Long Term Incentive Scheme, which consisted of two three year Plans as at 31st December 1997. The first Plan ("the 1996 Plan") covers the financial years 1996 to 1998. The second Plan ("the 1997 Plan") covers the financial years 1997 to 1999. The amount due to Mr R G Parry under each Plan will depend on the percentage increase in the share price of the Company over the period of that Plan compared to the percentage increase in the FT-SE Mid 250 index ("the Index") over the same period. The maximum amount due under each Plan, if the percentage increase in the Company's share price were at least twice the percentage increase in the Index, would be: (i) for the 1996 Plan, a cash amount equal to 130 per cent of his 1998 basic salary (ii) for the 1997 Plan, a cash amount equal to 62.5 per cent of his 1999 basic salary and, in each case, an allocation of Ordinary shares in the Company of equivalent value.

Directors' pension arrangements

Directors' pension benefits relating to defined contribution schemes are disclosed in the table above.

In addition, Mr C V Slevin, Mr B P Turnbull and Mr P A Hall are members of the More Group defined benefit scheme. Details of their defined benefit pension provisions are shown below.


                                                                                    Directors'    Additional Total pension
                                                                                 contributions       pension     earned to
                                                                          Age at        during earned during 31st December
                                                                   31st December      the year      the year          1997
Director                                                                    1997    (pound)000    (pound)000    (pound)000
-------------------------------------------------------------------------------------------------------------------------
C V Slevin                                                                    58            13            12           55

B P Turnbull                                                                  53            10             6           19

P A Hall*                                                                     54             3             3           33
-------------------------------------------------------------------------------------------------------------------------


*For PA Hall, the information in the table relates to the period prior to his resignation on 22nd May 1997.

Directors' contributions are those paid or payable by the Director under the terms of the More Group Plc Retirement Benefits Scheme, and exclude Additional Voluntary Contributions.

   Additional pension earned during the year excludes any increase for inflation.

   Total pension earned is the amount which would be paid annually on retirement at age 60 based on service to 31st December 1997 or earlier resignation. Post retirement pensions are increased annually by 3 per cent. Following death in retirement, a spouse's pension equal to two-thirds of the Director's pension is payable.

Directors' share options

Details of Ordinary shares of 10 pence each over which Directors held options during the year are shown below:

                                                  Number of options
-------------------------------------------------------------------------------------------------------------------------
                                          At        Granted            At                       Earliest
                                      1st Jan        during      31st Dec      Exercise         exercise           Expiry
Director                                 1997          year          1997     price (p)             date             date
-------------------------------------------------------------------------------------------------------------------------
R G  Parry                            202,920             -       202,920           473    11th Oct 1998    10th Oct 2005
                                        3,731             -         3,731           462     1st Dec 2000    31st May 2001
C V Slevin                            101,460             -       101,460           370   29th Sept 1997   28th Sept 2004
                                       16,233             -        16,233           616    10th May 1999     9th May 2003
B P Turnbull                            4,393             -         4,393           392   24th June 1999    23rd Dec 1999
                                        5,396             -         5,396           556  16th April 1999  15th April 2006
                                       27,597             -        27,597           616    10th May 1999     9th May 2003
                                            -         6,240         6,240           641    25th Mar 2000    24th Mar 2004
-------------------------------------------------------------------------------------------------------------------------
                                      361,730         6,240       367,970
-------------------------------------------------------------------------------------------------------------------------

No options were exercised by any Directors during the year.

4 Remuneration of Directors continued

Options by exercise price

                                                                                      Number of options
-------------------------------------------------------------------------------------------------------------------------
                                                                              At       Granted            At
                                                                         1st Jan        during      31st Dec     Exercise
Scheme                                                                      1997          year          1997    price (p)
-------------------------------------------------------------------------------------------------------------------------
1994 Approved Executive Share Option Scheme                              101,460             -       101,460          370
                                                                         202,920             -       202,920          473
                                                                           5,396             -         5,396          556
1996 Unapproved Executive Share Option Scheme                             43,830                      43,830          616
                                                                               -         6,240         6,240          641
Savings Related Share Option Scheme                                        4,393             -         4,393          392
                                                                           3,731             -         3,731          462
-------------------------------------------------------------------------------------------------------------------------
                                                                         361,730         6,240       367,970
-------------------------------------------------------------------------------------------------------------------------

Market price

The market price of the Ordinary shares at the close of business on 31st December 1997 was 753 pence. The lowest and highest price of the shares in the year were 554 pence and 770 pence respectively.

5 Employee information

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Group employment costs - all employees including Executive Directors:
Wages and salaries                                                                                                 22,731
Social security costs                                                                                               3,776
Pension costs (note 27)                                                                                               862
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   27,369
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                     1997
                                                                                                                   Number
-------------------------------------------------------------------------------------------------------------------------
The average number of persons employed by the Group during the year, including
Executive Directors, is analysed below by function:
Production and maintenance                                                                                            483
Sales and marketing                                                                                                   188
Development                                                                                                            76
Operations                                                                                                            107
Administration and regional management                                                                                177
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    1,031
-------------------------------------------------------------------------------------------------------------------------

6 Net interest payable
                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Interest payable on bank overdrafts and other loans wholly
repayable within five years                                                                                         3,252
Interest receivable                                                                                                 (530)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    2,722
-------------------------------------------------------------------------------------------------------------------------

7 Taxation
                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
United Kingdom corporation tax at 31.5 per cent                                                                     5,224
Deferred taxation                                                                                                   1,445
Overseas taxation                                                                                                     826
Adjustments to prior years                                                                                             46
Tax on share of profits of associated undertakings                                                                     14
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    7,555
-------------------------------------------------------------------------------------------------------------------------

8 Dividends

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
The following dividends have been paid or declared in the year:
Paid:
Interim dividend of 3.9 pence on Ordinary shares
(paid 10th November 1997)                                                                                           1,623

Declared:
Second interim dividend of 12.5 pence on
Ordinary shares (payable 14th April 1998)                                                                           5,204
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    6,827
-------------------------------------------------------------------------------------------------------------------------

9 Earnings per 10 pence Ordinary share

The calculation of earnings per share is based on earnings of (pound)18,015,000 being the consolidated protax, minority interests and, in 1996 Preference dividends, and the weighted average of 41,603,121 Ordinary shares of 10 pence each in issue during the year. No material dilution of earnings per share would arise if all outstanding share options were exercised.

10 Tangible fixed assets

                                                          Freehold              Motor vehicles,
                                                          land and     Leasehold     plant and   Advertising
                                                         buildings    properties     equipment    structures        Total
The Group                                               (pound)000    (pound)000    (pound)000    (pound)000   (pound)000
-------------------------------------------------------------------------------------------------------------------------
Cost or valuation at 1st January 1997                        6,128         1,948        10,811        85,647      104,534
Exchange adjustments                                          (154)          (59)         (234)       (3,522)      (3,969)
Additions                                                       21           496         3,025        17,612       21,154
Acquisitions of subsidiary undertakings                        105             4            94           613          816
Disposals                                                     (101)          (34)         (227)       (5,840)      (6,202)
-------------------------------------------------------------------------------------------------------------------------
Cost or valuation at 31st December 1997                      5,999         2,355        13,469        94,510      116,333
-------------------------------------------------------------------------------------------------------------------------
At 31st December 1997
At cost                                                      2,071         2,320        13,469        94,510      112,370
At valuation                                                 3,928            35             -             -        3,963
-------------------------------------------------------------------------------------------------------------------------
                                                             5,999         2,355        13,469        94,510      116,333
-------------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 1st January 1997                   776           740         7,108        31,342       39,966
Exchange adjustments                                           (76)          (28)         (129)       (1,163)      (1,396)
Depreciation for the year                                       57           128         1,528         9,137       10,850
Disposals                                                       (1)          (21)         (149)       (3,238)      (3,409)
-------------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 31st December 1997                 756           819         8,358        36,078       46,011
-------------------------------------------------------------------------------------------------------------------------
Net book value at 31st December 1997                         5,243         1,536         5,111        58,432       70,322
-------------------------------------------------------------------------------------------------------------------------


Leasehold properties are all leased for periods of less than 50 years with the exception of those shown at valuation which are for periods of more than 50 years.

   The net book value of assets held under finance leases at 31st December 1997 was (pound)36,000.

   Freehold land and buildings and leasehold properties shown at valuation were valued in 1989. If all freehold and leasehold properties which are included above at cost or valuation had been included at cost, the resulting total amounts for those categories would have been as follows:

                                                                                                    Freehold    Leasehold
                                                                                                        1997         1997
                                                                                                  (pound)000   (pound)000
-------------------------------------------------------------------------------------------------------------------------
Cost                                                                                                   2,598        2,320
Depreciation                                                                                            (665)        (882)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                       1,933        1,438
-------------------------------------------------------------------------------------------------------------------------

11 Investments


                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Investments at 1st January                                                                                            791
Exchange adjustments                                                                                                 (165)
Disposals                                                                                                            (619)
Additions                                                                                                           1,527
Retained losses of joint ventures                                                                                    (481)
Retained profits of associated undertakings                                                                            48
-------------------------------------------------------------------------------------------------------------------------
Investments at 31st December                                                                                        1,101
-------------------------------------------------------------------------------------------------------------------------
Investments comprise
Trade investments                                                                                                     286
Cost of shares in joint ventures                                                                                      904
Retained losses of joint ventures                                                                                    (519)
Cost of shares in associated undertakings                                                                             356
Retained profits of associated undertakings                                                                            73
Other quoted investments at cost                                                                                        1
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    1,101
-------------------------------------------------------------------------------------------------------------------------

At 31st December 1997, except where indicated, the Company held, directly or indirectly through a wholly owned intermediate holding company, 100 per cent of the issued share capital of the following operating companies. The principal activity of these companies is outdoor advertising. Only principal operating subsidiary undertakings, joint ventures and associated undertakings are shown below. A list of all subsidiary undertakings, joint ventures and associated undertakings is attached to the More Group Plc annual return to be filed with the Registrar of Companies.


                                                                                                               Country of
                                                                                                            incorporation
                                                                                                            and operation
-------------------------------------------------------------------------------------------------------------------------
More Group UK Limited                                                                                      United Kingdom
Allied Outdoor Advertising Limited                                                                         United Kingdom
The Canton Property Investment Company Limited                                                             United Kingdom
The Kildoon Property Company Limited                                                                       United Kingdom
More Group NI Limited                                                                                      United Kingdom
More Group Ireland Limited                                                                            Republic of Ireland
Nitelites (Ireland) Limited (60%)                                                                     Republic of Ireland**
More Group France SA                                                                                               France
More Group Belgium SA                                                                                             Belgium
Publifer SA (50%)                                                                                                 Belgium
SAPE Belgium SA                                                                                                   Belgium
More Group (Taiwan) Limited                                                                                        Taiwan
More Group Norge AS                                                                                                Norway
More Group Sverige AB                                                                                              Sweden
Wennergren-Williams Outdoor Media AB                                                                               Sweden*
More Group Danmark A/S (97%)                                                                                      Denmark**
Aras A/S (97%)                                                                                                    Denmark**
Expoplakat AS (40%)                                                                                               Estonia
Adshel Inc (87.5%)                                                                                                    USA
Adshel Street Furniture Pty Limited (50%)                                                                       Australia
Capital City Posters Pte Ltd (30%)                                                                              Singapore
Master & More Co., Ltd (31.9%)                                                                                   Thailand
-------------------------------------------------------------------------------------------------------------------------

* Wennergren-Williams Outdoor Media AB also has operations in the Baltic States. ** The minority interests of 40 per cent in Nitelites (Ireland) Limited and 3 per cent in More Group Danmark A/S (and its subsidiary Aras A/S) were purchased on 30th January 1998 and 1st February 1998 respectively.

12 Stocks

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Raw materials                                                                                                       4,048
-------------------------------------------------------------------------------------------------------------------------

13 Debtors
                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Due within one year
Trade debtors                                                                                                      24,950
Amounts owed by joint ventures                                                                                      1,993
Other debtors                                                                                                       4,963
Prepayments and accrued income                                                                                      5,523
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   37,429
-------------------------------------------------------------------------------------------------------------------------
Due after one year
Other debtors                                                                                                       1,881
Prepayments and accrued income                                                                                        516
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                    2,397
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   39,826
-------------------------------------------------------------------------------------------------------------------------

14 Creditors - amounts falling due within one year

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Bank loans                                                                                                            404
Overdrafts                                                                                                          2,337
Trade creditors                                                                                                     9,763
Bills of exchange payable                                                                                             432
Corporation tax                                                                                                     7,931
Other taxation and social security                                                                                  4,740
Other creditors                                                                                                     4,846
Accruals and deferred income                                                                                       16,653
Obligations under finance leases                                                                                       15
Dividends proposed                                                                                                  5,204
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   52,325
-------------------------------------------------------------------------------------------------------------------------

15 Creditors - amounts falling due after one year

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Bank loans                                                                                                         54,486
12 per cent unsecured debenture stock 2009                                                                             95
Bills of exchange payable                                                                                              10
Other creditors                                                                                                     3,111
Obligations under finance leases repayable
between one and five years                                                                                              8
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   57,710
-------------------------------------------------------------------------------------------------------------------------
Bank loans are repayable as follows:
Between two and five years                                                                                         54,486
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                   54,486
-------------------------------------------------------------------------------------------------------------------------
There are no charges on the assets of any group undertakings.

16 Provisions for liabilities and charges

                                                                                                      Amount        Total
                                                                                                    provided    potential
                                                                                                        1997         1997
The Group                                                                                         (pound)000   (pound)000
-------------------------------------------------------------------------------------------------------------------------
Deferred taxation
Capital allowances in excess of depreciation                                                           1,770        5,958
Pension costs                                                                                            277          277
Overseas tax losses                                                                                      (54)        (475)
Other timing differences                                                                                 (24)        (308)
-------------------------------------------------------------------------------------------------------------------------
Deferred tax balance                                                                                   1,969        5,452
-------------------------------------------------------------------------------------------------------------------------
The movement in the deferred tax provision is as follows:
                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Balance at 1st January                                                                                                555
Exchange adjustments                                                                                                  (31)
Charged to the profit and loss account                                                                              1,445
-------------------------------------------------------------------------------------------------------------------------
Balance at 31st December                                                                                            1,969
-------------------------------------------------------------------------------------------------------------------------

No provision has been made for taxation that would arise in the event of the foreign subsidiary undertakings distributing the balance of their reserves as there is currently no intention to remit such amounts to the UK.

   No provision has been made for potential taxation liabilities which might arise in the event of disposal of properties revalued in the books since the Directors are of the opinion that any gain which might arise would qualify for roll-over relief.

17 Called up share capital

                                                                                                                    Issued
                                                                                                 Authorised and fully paid
                                                                                                       1997           1997
                                                                                                 (pound)000     (pound)000
---------------------------------------------------------------------------------------------------------------------------
Ordinary shares of 10 pence each at 31st December                                                     6,000           4,163
---------------------------------------------------------------------------------------------------------------------------
Allotments during the year
                                                                                                       1997            1997
                                                                                                     Number      (pound)000
---------------------------------------------------------------------------------------------------------------------------
Ordinary shares in issue at 1st January                                                          41,593,142           4,159
Issued under 1984 Approved Executive Share Option Scheme                                             14,650               1
Issued under 1994 Approved Executive Share Option Scheme                                             15,219               2
Issued under Savings Related Share Option Scheme                                                     11,500               1
---------------------------------------------------------------------------------------------------------------------------
Ordinary shares in issue at 31st December                                                        41,634,511           4,163
---------------------------------------------------------------------------------------------------------------------------
Contingent rights to the allotment of shares
                                                                                                                       1997
                                                                                                                     Number
---------------------------------------------------------------------------------------------------------------------------
Options over Ordinary shares outstanding at 1st January                                                             756,474
New options granted during the year                                                                                 435,365
Options exercised during the year                                                                                   (41,369)
Options lapsed during the year                                                                                       (2,520)
---------------------------------------------------------------------------------------------------------------------------
Options over Ordinary shares outstanding at 31st December                                                         1,147,950
---------------------------------------------------------------------------------------------------------------------------

17 Called up share capital continued

Options outstanding

The following options over Ordinary shares, which were outstanding at 31st December 1997 under the 1984 Approved Executive Share Option Scheme, the 1994 Approved Executive Share Option Scheme, the 1996 Unapproved Executive Share Option Scheme and the Savings Related Share Option Scheme, are exercisable between three and ten years after the date of grant:



                                                                                                   Number of
                                                                                              Ordinary shares    Price (p)
-------------------------------------------------------------------------------------------------------------------------
Date granted:
9th March 1992                                                                                        21,159          239
14th April 1993                                                                                       25,190          246
4th May 1994                                                                                          15,598          392
29th September 1994                                                                                  101,460          370
11th October 1995                                                                                    202,920          473
27th October 1995                                                                                     16,316          462
16th April 1996                                                                                      104,304          556
10th May 1996                                                                                        225,638          616
25th March 1997                                                                                      332,282          641
3rd October 1997                                                                                     103,083          710
-------------------------------------------------------------------------------------------------------------------------
                                                                                                   1,147,950
-------------------------------------------------------------------------------------------------------------------------

18 Reserves

                                                   Profit and loss   Revaluation Share premium         Legal
                                                           account       reserve       account       reserve        Total
The Group                                               (pound)000    (pound)000    (pound)000    (pound)000   (pound)000
-------------------------------------------------------------------------------------------------------------------------
Reserves at 1st January 1997*                              (51,227)        2,961        62,675           539       14,948
Retained profit for the year                                11,188             -             -             -       11,188
Exchange adjustments                                          (291)            -             -             -         (291)
Transfers                                                     (299)            -             -           299            -
Realised gain on sale of property                               19           (19)            -             -            -
Premium on shares issued during the year                         -             -           109             -          109
Adjustment to goodwill written off in respect of
gain on sale of joint venture (note 20)                      3,824             -             -             -        3,824
Goodwill written off (note 20)                             (10,459)            -             -             -      (10,459)
-------------------------------------------------------------------------------------------------------------------------
Reserves at 31st December 1997                             (47,245)        2,942        62,784           838       19,319
-------------------------------------------------------------------------------------------------------------------------

*  Reflects reclassification of reserve amounts from those previously reported.

Exchange gains amounting to (pound)1,757,000 arising in respect of foreign currency borrowings have been offset against exchange losses within the Group's reserves.

   The accumulated goodwill written off against the Group's profit and loss reserves at 31st December 1997 was (pound)85,297,000.

19 Acquisitions

1997 acquisitions
During the year, the Group acquired Aras A/S, SAPE Belgium SA and a 50 per cent interest in Publifer SA which has also been consolidated in the Group accounts. The book values and fair values of the net assets of these undertakings immediately prior to acquisition, in aggregate, were as follows:

                                                                                              Accounting policy  Provisional
                                                                      Book value  Revaluations      adjustments   fair value
                                                                      (pound)000    (pound)000       (pound)000   (pound)000
----------------------------------------------------------------------------------------------------------------------------
Tangible fixed assets                                                      1,142       (174)(a)      (152)(b)            816
Current assets                                                             3,155             -             -           3,155
Cash less bank loans                                                       1,653             -             -           1,653
Creditors due within one year                                             (2,766)            -             -          (2,766)
----------------------------------------------------------------------------------------------------------------------------
Total net assets                                                           3,184          (174)         (152)          2,858
----------------------------------------------------------------------------------------------------------------------------
Share of net assets acquired                                                                                           1,880
----------------------------------------------------------------------------------------------------------------------------
Total consideration                                                                                                    6,863
Provisional fair value of net assets acquired (as above)                                                              (1,880)
----------------------------------------------------------------------------------------------------------------------------
Total goodwill on acquisition                                                                                          4,983
Goodwill absorbed by minority interests                                                                                 (116)
----------------------------------------------------------------------------------------------------------------------------
Goodwill attributable to the Group                                                                                     4,867
----------------------------------------------------------------------------------------------------------------------------

The consideration was satisfied in the form of cash.

Notes

(a) This item represents accelerated depreciation on fixed assets whose estimated economic lives have been shortened.

(b) Intangible assets held on the acquired undertakings' balance sheets have been written off to reserves in accordance with the Group's accounting policy.

Goodwill written off to reserves in the year is made up as follows:

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Goodwill on acquisitions (as above)                                                                                 4,867
Goodwill on purchase of interest in Adshel Street Furniture Pty Limited                                             3,483
Goodwill on purchase of minority interests                                                                          2,109
-------------------------------------------------------------------------------------------------------------------------
Total goodwill written off to reserves (note 18)                                                                   10,459
-------------------------------------------------------------------------------------------------------------------------

1996 acquisitions

In 1997, the Group realised a gain of (pound)3,824,000 on the sale of its 50 per cent interest in Saga Plakatreklame AS, acquired in 1996 as part of the acquisition of Wennergren-Williams, to its joint venture partner Fram Management AS following a decision by that partner to seek a dissolution of the partnership. In February 1998, the Group agreed to acquire the entire outdoor advertising business of Fram Management AS including the business of Saga Plakatreklame AS. In accordance with accounting standard FRS 7, the gain has been recorded as a fair value adjustment to the net assets of Wennergren-Williams at acquisition date resulting in a corresponding reduction of (pound)3,824,000 in goodwill written off to reserves.

20 Contingent liabilities

The Company has granted in respect of the financial year ended 31st December 1997, irrevocable guarantees of the liabilities of More Group Ireland Limited and More O'Ferrall Ireland Limited, which companies have availed themselves of the exemption provided by Section 17 of the Irish Companies (Amendment) Act, 1986.

21 Lease commitments

The Group had the following annual anticipated commitments under operating leases as at 31st December 1997:

                                                                                Land and buildings      Other commitments
-------------------------------------------------------------------------------------------------------------------------
                                                                                          1997                       1997
                                                                                    (pound)000                 (pound)000
-------------------------------------------------------------------------------------------------------------------------
Operating leases which expire:
Within one year                                                                             18                        261
Between two and five years                                                                 101                      1,800
After five years                                                                         1,703                          6
-------------------------------------------------------------------------------------------------------------------------
Payments to be made during next year                                                     1,822                      2,067
-------------------------------------------------------------------------------------------------------------------------
22 Reconciliation of operating profit to operating cash flows
                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                                                   28,258
Depreciation charge                                                                                                10,850
Loss on disposal of tangible fixed assets                                                                           2,460
Share of profit of associated undertakings                                                                            (62)
Share of loss of joint ventures                                                                                       481
Cash flow on termination of operations                                                                             (1,674)
Increase in stocks                                                                                                   (412)
Increase in debtors                                                                                                (3,931)
Increase in creditors                                                                                               2,373
-------------------------------------------------------------------------------------------------------------------------
Net cash inflow from operating activities                                                                          38,343
-------------------------------------------------------------------------------------------------------------------------

23 Analysis of cash flows for headings summarised in the cash flow statement

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Returns on investments and servicing of finance
Interest received                                                                                                     491
Interest paid                                                                                                      (2,925)
Dividends paid to minority interests                                                                                  (32)
Interest element of finance lease rental payments                                                                      (4)
-------------------------------------------------------------------------------------------------------------------------
Net cash outflow for returns on investments and servicing of finance                                               (2,470)
-------------------------------------------------------------------------------------------------------------------------
Capital expenditure
Purchase of tangible fixed assets                                                                                 (21,340)
Receipts from the sale of tangible fixed assets                                                                       333
-------------------------------------------------------------------------------------------------------------------------
Net cash outflow for capital expenditure                                                                          (21,007)
-------------------------------------------------------------------------------------------------------------------------
Acquisitions and disposals
Purchase of subsidiary undertakings                                                                                (6,863)
Purchase of outstanding minority interests                                                                         (2,661)
Payment of deferred consideration                                                                                    (609)
Net cash acquired with subsidiary undertakings                                                                      1,663
Investments in associated undertakings and joint ventures                                                          (4,724)
Sale of associated undertaking                                                                                      4,443
Purchase of other investments                                                                                        (286)
-------------------------------------------------------------------------------------------------------------------------
Net cash outflow for acquisitions and disposals                                                                    (9,037)
-------------------------------------------------------------------------------------------------------------------------
Management of liquid resources
Increase in bills of exchange payable                                                                                 151
Cash placed on short term deposit                                                                                  (2,133)
-------------------------------------------------------------------------------------------------------------------------
Net cash outflow from management of liquid resources                                                               (1,982)
-------------------------------------------------------------------------------------------------------------------------

Financing
Issue of Ordinary share capital                                                                                       113
Issue of minority shares in subsidiary undertaking                                                                    240
-------------------------------------------------------------------------------------------------------------------------
Net cash inflow from issue of share capital                                                                           353
-------------------------------------------------------------------------------------------------------------------------
Debt due within one year:
  increase in short term borrowings                                                                                   394
Debt due beyond a year:
  new unsecured loans                                                                                              19,508
  redemption of debenture stock                                                                                       (24)
Capital element of finance lease rental payments                                                                      (20)
-------------------------------------------------------------------------------------------------------------------------
Net cash inflow from increase in debt                                                                              19,858
-------------------------------------------------------------------------------------------------------------------------
Net cash inflow from financing                                                                                     20,211
-------------------------------------------------------------------------------------------------------------------------

24 Analysis of net debt


                                                        At                Acquisitions                          At
                                               1st January         Cash    (excl. cash      Exchange 31st December
                                                      1997         flow and overdrafts)     movement          1997
                                                (pound)000   (pound)000     (pound)000    (pound)000    (pound)000
-----------------------------------------------------------------------------------------------------------------
Cash                                                 6,681      12,657              -          (501)       18,837
Overdrafts                                          (3,545)      1,045              -           163        (2,337)
-----------------------------------------------------------------------------------------------------------------
                                                     3,136      13,702              -          (338)       16,500
-----------------------------------------------------------------------------------------------------------------
Debt due within one year                                 -        (394)           (10)            -          (404)
Debt due after one year                            (37,141)    (19,484)             -         2,044       (54,581)
Finance leases                                         (43)         20              -             -           (23)
-----------------------------------------------------------------------------------------------------------------
                                                   (37,184)    (19,858)           (10)        2,044       (55,008)
-----------------------------------------------------------------------------------------------------------------
Deposits                                               286       2,133              -           (40)        2,379
Bills of exchange                                     (327)       (151)             -            36          (442)
-----------------------------------------------------------------------------------------------------------------
                                                       (41)      1,982              -            (4)        1,937
-----------------------------------------------------------------------------------------------------------------
                                                   (34,089)     (4,174)           (10)        1,702       (36,571)
-----------------------------------------------------------------------------------------------------------------

25 Subsequent events

In January 1998, the Group completed the acquisition of the whole of the issued share capital of CSC of Washington D.C. Inc. for (pound)6.9 million in cash.

   In February 1998, the Group agreed to acquire the entire outdoor advertising business of Fram Management AS for a guaranteed consideration of (pound)21.1 million. Additional consideration not exceeding (pound)5.9 million may be payable after two years depending on the future profitability of the business acquired.

   On 5th March 1998, the Board announced an offer on behalf of Clear Channel Communications, Inc to purchase the entire issued and to be issued share capital of the Company for (pound)446 million in cash (including payment of the second interim Ordinary dividend).

26 Related party transactions

As at 31st December 1997, the Group had made loans of (pound)2.0 million to Adshel Street Furniture Pty Limited, its 50 per cent Australian joint venture.

   Details of the principal subsidiary and associated undertakings are shown in note 11. In accordance with accounting standard FRS 8, transactions or balances between Group entities that have been eliminated on consolidation are not reported.

   Details of Directors' remuneration and transactions with Directors are set out in note 4.

27 Pensions

Defined benefit scheme

The Group's principal defined benefit scheme is operated for certain United Kingdom and Republic of Ireland employees and provides benefits based on final pensionable salary. The assets of the scheme are held in trust in an independently managed fund and are therefore completely separate from the assets of the Group. The pension scheme is independently advised and its accounts are independently audited.

   Amounts are charged to the profit and loss account so as to spread the cost of pensions over employees' expected working lives. These amounts are determined by a qualified actuary on the basis of triennial valuations using the projected unit method.

   The most recent actuarial valuation of the pension scheme was at 1st January 1995. The actuarial assumptions which have the most significant effects on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. It was assumed that:

1 the existing assets be valued by discounting projected future income from the underlying investments, allowing for 9 per cent per annum growth in the income;
2 the salaries increase by 7 per cent per annum;
3 the present and future pensions increase at the rate of 3 per cent per annum; 4 the projected liabilities and assets be discounted at 9 per cent per annum.

The members' contributions during the year were at an average of 4.5 per cent of pensionable salary. The Group contributions were nil.

As at the date of the last actuarial valuation, the assessed market value of the scheme's assets was (pound)7,079,000 which was sufficient to cover 134 per cent of the benefits that had accrued to members, after allowing for expected future increases in earnings.

   An amount of (pound)839,000 is included in prepayments, which represents the recognition of the pension surplus at 1st January 1989 adjusted for the subsequent regular costs, notional interest and amortisation of the surplus. The additional surplus arising at 1st January 1995 is being amortised over the employees' expected working lives.

   An actuarial valuation of the pension scheme as at 1st January 1998 is currently in progress.

27 Pensions continued

Defined contribution schemes
The Group also operates defined contribution pension schemes for certain United Kingdom employees. The only other defined contributions schemes within the Group are operated by third parties for certain employees of foreign subsidiary undertakings. Contributions to these schemes are charged to the profit and loss account as they arise.


Pension charge for the year

                                                                                                                     1997
                                                                                                               (pound)000
-------------------------------------------------------------------------------------------------------------------------
Defined benefit scheme                                                                                                225
Defined contribution schemes                                                                                          637
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                      862
-------------------------------------------------------------------------------------------------------------------------

The 1997 defined benefit charge is stated after crediting notional interest of (pound)102,000 and surplus amortisation of (pound)26,000 and charging regular cost of (pound)353,000.

Other retirement benefit costs

Certain current and former Directors are provided with post retirement medical insurance. The method of accounting for these benefits is on a basis similar to that used for pension obligations. The actuarial valuation of past service liabilities is being provided by an increased annual charge of (pound)24,000 per annum over six years. The principal assumption used is that medical costs will rise at 9 per cent per annum.

28 Companies Act 1985

The Consolidated Financial Statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for the period presented. Statutory accounts for the year ended 31 December 1997 have been filed with the United Kingdom's Registrar of Companies. The auditors have reported on these accounts. Their reports were unqualified and did not contain statements under Section 237 (2) or (3) of that Act.

These Consolidated Financial Statements exclude certain parent company statements and other information required by the Companies' Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

29 Differences between US and UK Accounting Policies

More Group Plc prepares its audited financial statements in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). Such principles vary in significant respects from those generally accepted in the United States (US GAAP). The following tables summarise the significant adjustments to consolidated attributable profit (net income under US GAAP) and shareholders' funds (shareholders' equity under US GAAP) which would result from the application of US GAAP instead of UK GAAP.

                                                                                                                        1997
Reconciliation of net income                                            Reference                                (pound)'000
----------------------------------------------------------------------------------------------------------------------------
Attributable Profit (UK GAAP)*                                                                                        18,015
Amortisation of goodwill                                                      (a)                                     (3,809)
Earnings in equity accounted joint ventures                                   (b)                                         56
Pension costs                                                                 (c)                                        227
Revaluation of property - depreciation                                        (e)                                          9
Stock-based compensation                                                      (f)                                       (824)
Re-structuring costs                                                          (g)                                       (259)
Movement in value of financial instruments                                    (h)                                        (71)
Deferred tax:
     Application of full liability method                                     (d)                                        897
     Tax effect of US GAAP adjustments                                        (d)                                         10
----------------------------------------------------------------------------------------------------------------------------
Approximate net income (US GAAP)                                                                                      14,251
----------------------------------------------------------------------------------------------------------------------------
Basic Earnings per share (US GAAP)                                            (j)                                       0.34
Diluted Earnings per share (US GAAP)                                          (j)                                       0.34
Reconciliation of shareholders' equity                                  Reference                                (pound)'000
----------------------------------------------------------------------------------------------------------------------------
Shareholders' funds (UK GAAP)*                                                                                        23,482
Goodwill                                                                      (a)                                     80,314
Accumulated amortisation of goodwill                                          (a)                                     (6,415)
Investments in joint ventures                                                 (b)                                      3,539
Pension costs                                                                 (c)                                        787
Revaluation of property                                                       (e)                                     (2,942)
Accumulated depreciation on revalued assets                                   (e)                                        102
Dividend payable                                                              (i)                                      5,204
Financial instruments                                                         (h)                                        (71)
Deferred tax:
     Application of full liability method                                     (d)                                     (1,061)
     Tax effect of US  GAAP adjustments                                       (d)                                       (246)
----------------------------------------------------------------------------------------------------------------------------
Approximate shareholders' equity (US GAAP)                                                                           102,693
----------------------------------------------------------------------------------------------------------------------------

* Figures as per  the 1997 audited accounts

The significant differences applicable to More Group Plc's financial statements are summarised below.

(a) Goodwill

Under UK GAAP goodwill arising on acquisitions of subsidiary and associated undertakings is either capitalised and amortised through income over its expected life (with a maximum of 20 years) or charged directly against reserves in the year of acquisition. The Group has charged goodwill directly against reserves. In the event of subsequent disposal, any goodwill previously charged directly against reserves is written back and is reflected in the profit or loss on disposal.

Under US GAAP goodwill is capitalised and amortised through income over the estimated period of benefit and is written off when judged to be irrecoverable. Goodwill written off against reserves under UK GAAP has been reinstated and is being amortised over 20 years.

(b) Investment in joint ventures

Under UK GAAP the excess of purchase price over the book value of net assets related to investments in joint ventures accounted for under the equity method is classified as goodwill and taken directly to reserves. Income in joint ventures is based upon the UK GAAP results.

Under US GAAP the excess of purchase price over the book value of net assets related to investments in joint ventures accounted for under the equity method is capitalised as part of investments in joint ventures and amortised over the estimated period of benefit (in this case 20 years). The share in income of joint ventures is based upon results determined under US GAAP.

(c) Pension costs

Under UK GAAP pension fund assets are assessed actuarially at the present value of the expected future investment income, consistent with UK Statement of Standard Accounting Practice (SSAP) 24. Most liabilities are discounted at a long-term interest cost and most variations from regular cost are expressed as a percentage of payroll and spread over the average remaining service lives of current employees.

For US GAAP purposes, Statement of Financial Accounting Standards (SFAS) No 87, "Employers Accounting for Pensions", was effectively adopted as of 1 January 1997 with the transition asset being amortised over the remaining service life of the current employees. On 1 January 1997 there was a surplus in the pension scheme of (pound)3.1 million. At that time the expected average remaining service life was fifteen years. On adoption, eight years after the date specified by SFAS No. 87, 8/15 of the deficit was reflected directly in opening equity at January 1, date of adoption , under US GAAP. The remaining 7/15 is being amortised over seven years.

(d) Deferred tax

Under UK GAAP deferred taxation is provided on major differences arising from the inclusion of income and expenditure in taxation computations in periods different from those in which they are included in the accounts to the extent that it is believed they will reverse in the future.

Under SFAS No 109, deferred tax is provided for on a full liability method. Deferred tax assets or liabilities are recognised for differences between the financial and tax basis of assets and liabilities. A deferred tax asset will be recognised on overseas tax losses when it is considered that these are more likely than not to give rise to a future tax benefit. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realised.

(e) Revaluation of property

Under UK GAAP property is carried either at original cost or at subsequent valuation less related depreciation, calculated on the revalued amount where applicable. Revaluation surpluses are taken directly to shareholders' funds, while deficits below cost, less any related depreciation, are included in attributable profit. Depreciation is charged on the cost or revalued amount over the estimated useful life.

Under US GAAP upward revaluations of property are not permitted. The historical cost of property is depreciated over the estimated useful life.

(f) Stock-based compensation

Under UK GAAP the Group does not recognise compensation under its stock option schemes as options are granted at exercise prices equal to the market price on the date of grant, irrespective of any performance criteria.

Under US GAAP compensation expense associated with shares issued through stock option schemes, which include performance related criteria, is recognised as the difference between the quoted market price of the stock and the exercise price of the option, on a variable basis through to the measurement date (the date on which the performance criteria are fulfilled). Compensation costs, as determined above, are charged to expense over the period in which the related service is provided. For fixed plans, compensation cost for stock options is measured as the excess, if any, of the quoted market price at the measurement date over the exercise price.

(g) Restructuring costs

Under UK GAAP restructuring costs are provided for in the period in which a demonstrable commitment to incur the costs is made.

Under US GAAP items must meet specific criteria (as outlined in EITF 94 - 3) to be classified as restructuring or exit costs. Costs which do not qualify are recognised as liabilities when an obligation exists to pay cash or otherwise sacrifice assets and are classified as an operating expense of the business in the period in which such obligations are incurred.

(h) Financial instruments

Under UK GAAP contracts entered into for the purpose of hedging the company's overall exposure to interest rate fluctuations, which are undertaken at no cash cost to the company are reflected, where effective, as an adjustment to interest expense.

Under US GAAP financial instruments which are used to reduce exposure to financial risk, but which do not qualify as hedges of firm commitments, are carried at market value. Related gains or losses are recognised through the income statement as changes in the market value of the hedge contract occur.

(i) Dividend payable

Under UK GAAP dividends declared after the period end are accrued, and recorded in the period to which they relate.

Under US GAAP dividends are recorded in the period in which they are formally declared and approved by the shareholders.

(j) Earnings per share (EPS)

Under UK GAAP Basic EPS is calculated based on income available to Ordinary shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted EPS is disclosed where such amount differs from Basic EPS by 5% or more.

Under US GAAP EPS is calculated in accordance with the provisions of SFAS 128. Basic EPS is calculated based on income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted EPS, which is also calculated similarly under UK and US GAAP, considers the effect of issuing all potentially dilutive common shares. Diluted EPS is required to be disclosed irrespective of the significance of the difference from Basic EPS.

(k) Cash flow information

Under UK GAAP cash flows are presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, and management of liquid resources and financing.

Under US GAAP cash flows are classified as resulting from operating, investing, and financing activities. Changes in the balances of overdrafts are classified within financing activities. Under UK GAAP cash flows represent movements on cash in hand and deposits repayable on demand, less overdrafts repayable on demand.

Under US GAAP the cashflow statement shows movements in cash and cash equivalents. Cash equivalents are short-term, highly liquid investments that are both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only investments with original maturities of three months or less qualify under this definition. A consolidated statement of cash flow is set out below in accordance with the classification requirements and definition of cash under US GAAP.


                                                                                                                       1997
Summary of US GAAP cash flow                                                                                    (pound)'000
------------------------------------------------------------------ --------------------------------------------------------
Cash provided by operating activities                                                                                31,914
Cash used in investing activities                                                                                   (32,026)
Cash provided by financing activities                                                                                12,769
Effect of exchange rate changes on cash                                                                                (501)
------------------------------------------------------------------ ---------------------------------------------------------
Net increase in cash and cash equivalents                                                                            12,156
Cash and cash equivalents at the beginning of the year                                                                6,681
------------------------------------------------------------------ ---------------------------------------------------------
Cash and cash equivalents at the end of the year                                                                     18,837
------------------------------------------------------------------ ---------------------------------------------------------

(b)      Pro Forma Financial Information.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of More Group Plc. ("More") by the Company. For accounting purposes, the Company will account for the acquisition as a purchase; accordingly the net assets of More have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 gives effect to the acquisition as if it had occurred on January 1, 1997. The unaudited pro forma combined condensed balance sheet at December 31, 1997 gives effect to the acquisition as if it had occurred on December 31, 1997.

The unaudited pro forma combined condensed statement of operations was prepared based upon the historical statement of operations of the Company, adjusted to reflect the acquisitions of Eller Media, Inc. ("Eller") and Paxson Radio ("Paxson") and the merger with Universal Outdoor Holdings, Inc. ("Universal") as if such acquisitions and merger had occurred on January 1, 1997 ("Clear Channel Pro Forma"), and based upon the historical statement of operations of More adjusted to conform with U.S. Generally Accepted Accounting Principles. The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheet of the Company adjusted to reflect the merger with Universal as if such merger had occurred on December 31, 1997 and the historical balance sheet of More adjusted to conform with U.S. Generally Accepted Accounting Principles. Certain amounts in More's financial statements have been reclassified to conform to the Company's 1997 presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of More included herein and the historical financial statements of the Company.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisition and the above described acquisitions and merger and transactions of the Company and More occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                             CLEAR CHANNEL AND MORE
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             (Dollars in thousands)

                                December 31, 1997

                                                                                        Clear Channel
                                     Clear Channel          More         Pro Forma       and More
                                      Pro Forma         Historical       Adjustment      Pro Forma
                                      ---------         ----------       ----------      ---------
ASSETS
Current assets:
Cash and cash equivalents            $     9,746      $    35,023      $    (8,590)     $    36,179
Accounts receivable, net                 191,838           41,187               --          233,025
Film rights - current                     14,826               --               --           14,826
Other current assets                      18,004            6,683               --           24,687
                                     -----------      -----------      -----------      -----------
Total Current Assets                     234,414           82,893           (8,590)         308,717

Property, plant & equipment, net       1,368,463          111,399               --        1,479,862

Intangible assets:
Network affiliation agreements            33,727               --               --           33,727
Licenses and goodwill                  3,338,738          132,582          596,581        4,067,901
Covenants not-to-compete                  33,976               --               --           33,976
Other intangible assets                   19,593               --               --           19,593
                                     -----------      -----------      -----------      -----------
                                       3,426,034          132,582          596,581        4,155,197
Less accumulated amortization           (142,956)         (10,590)          10,590         (142,956)
                                     -----------      -----------      -----------      -----------
                                       3,283,078          121,992          607,171        4,012,241
Other assets:
Notes receivable                          35,373               --               --           35,373
Film rights                               14,171               --               --           14,171
Investments in, and advances
  to, nonconsolidated affiliates         266,691           10,481               --          277,172
Other assets                              48,539           22,566               --           71,105
Other investments                         51,259              472               --           51,731
                                     -----------      -----------      -----------      -----------
TOTAL ASSETS                         $ 5,301,988      $   349,803      $   598,581      $ 6,250,372
                                     ===========      ===========      ===========      ===========

                             CLEAR CHANNEL AND MORE
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             (Dollars in thousands)

                                December 31, 1997

                                                                                                Clear Channel
                                             Clear Channel        More         Pro Forma          and More
                                               Pro Forma       Historical      Adjustment         Pro Forma
                                               ---------       ----------      ----------         ---------
LIABILITIES
Current liabilities:
Accounts payable                             $    17,416      $    33,449     $        --      $    50,865
Accrued interest                                   9,950              459              --           10,409
Accrued expenses                                  61,666           20,793              --           82,459
Deferred income                                    1,340            6,238              --            7,578
Short-term debt                                       --            7,607              --            7,607
Current portion of long-term debt                 25,668               --              --           25,668
Current portion of film rights liability          15,875               --              --           15,875
Income tax liability                                  --           13,094              --           13,094
                                             -----------      -----------     -----------      -----------
Total Current Liabilities                        131,915           81,640              --          213,555

Long-term debt                                 2,048,021           90,612         768,107        2,906,740
Film rights liability                             15,551               --              --           15,551
Deferred income taxes                            101,944            5,406              --          107,350
Deferred income - long-term                        9,750               --              --            9,750
Other long-term liabilities                       25,378              924              --           26,302

Minority interest                                 20,787            1,695              --           22,482

Shareholders' equity:
Preferred stock                                       --               --              --               --
Common stock                                      11,752            6,872          (6,872)          11,752
Additional paid-in capital                     2,741,794          103,801        (103,801)       2,741,794
Retained earnings                                169,631           55,398         (55,398)         169,631
Other                                              2,398            3,455          (3,455)           2,398
Unrealized gain on investments                    23,754               --              --           23,754
Cost of shares held in treasury                     (687)              --              --             (687)
                                             -----------      -----------     -----------      -----------
Total Shareholders' Equity                     2,948,642          169,526        (169,526)       2,948,642
                                             -----------      -----------     -----------      -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $ 5,301,988      $   349,803     $   598,581      $ 6,250,372
                                             ===========      ===========     ===========      ===========

                             CLEAR CHANNEL AND MORE
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS

                      (In thousands, except per share data)

                          Year ended December 31, 1997

                                                                                              Clear Channel
                                           Clear Channel        More         Pro Forma           and More
                                             Pro Forma       Historical      Adjustment         Pro Forma
                                             ---------       ----------      ----------         ---------
Net revenue                                $ 1,041,453      $   232,530      $        --      $ 1,273,983
Operating expenses                             591,937          157,859               --          749,796
Depreciation and amortization                  243,064           23,592           23,033          289,689
Noncash compensation expense                        --            1,327           (1,327)              --
Corporate expenses                              23,201            7,474               --           30,675
                                           -----------      -----------      -----------      -----------
Operating income (loss)                        183,251           42,278          (21,706)         203,823
Interest expense                               163,205            4,383           50,849          218,437
Other income (expense) - net                     3,842           (3,655)              --              187
                                           -----------      -----------      -----------      -----------
Income (loss) before income taxes               23,888           34,240          (72,555)         (14,427)
Income tax (expense) benefit                   (32,465)         (10,705)          17,379          (25,791)
                                           -----------      -----------      -----------      -----------
Income before equity in earnings
  (loss) of nonconsolidated affiliates          (8,577)          23,535          (55,176)         (40,218)
Equity in earnings (loss) of
  nonconsolidated affiliates                     6,615             (586)              --            6,029
                                           -----------      -----------      -----------      -----------
Net income (loss)                          $    (1,962)     $    22,949      $   (55,176)     $   (34,189)
                                           ===========      ===========      ===========      ===========
Net income (loss) per common share:
    Basic                                  $     (0.02)                                       $     (0.31)
                                           ===========                                        ===========
    Diluted                                $     (0.05)                                       $     (0.33)
                                           ===========                                        ===========

Other Data:
After-tax cash flow (1)                    $   276,764      $    47,868      $   (33,470)     $   291,162
                                           ===========      ===========      ===========      ===========
After-tax cash flow per
   common share - Diluted (2)              $      2.45                                        $      2.58
                                           ===========                                        ===========

(1) After-tax cash flow is defined as net income (loss) before unusual items plus depreciation, amortization of intangibles (including nonconsolidated affiliates) and deferred tax. After-tax cash flow is not presented as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(2) After-tax cash flow per share is defined as after-tax cash flow divided by weighted average common shares and common share equivalents outstanding assuming dilution.

                             CLEAR CHANNEL AND MORE

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                            (In thousands of dollars)

The pro forma adjustments at December 31, 1997 are as follows:

                                                                                                        Increase
                                                                                                       (Decrease)
                                                                                                       ----------
(a)     Decrease in Cash and cash equivalents due to the estimated acquisition expenses.             $    (8,590)

(b)     Increase in Licenses and goodwill due to the additional goodwill created as a                    596,581
        result of the acquisition of $729,163 offset by the elimination of existing goodwill of $132,582.

(c)     Decrease in Accumulated amortization to eliminate the existing accumulated                        10,590
        amortization related to the $132,582 of goodwill that was eliminated.

(d)     Increase in Long-term debt due to additional borrowing to fund the acquisition                   768,107
        cost.

(e)     Decrease in Common stock due to the elimination of More's shareholder's equity.                   (6,872)

(f)     Decrease in Additional paid-in capital due to the elimination of More's                         (103,801)
        shareholder's equity.

(g)     Decrease in Retained earnings due to the elimination of More's shareholder's                     (55,398)
        equity.

(h)     Decrease in Other due to the elimination of More's shareholder's equity.                          (3,455)


The pro forma adjustments for the year ended December 31, 1997 are as follows:

                                                                                                        Increase
                                                                                                       (Decrease)
                                                                                                       ----------
                                                                                                         Income
(i)     Increase in amortization expense resulting from the additional goodwill created              $   (23,033)
        by the acquisition.

(j)     Decrease in Noncash compensation to reverse the effect of Financial Accounting                     1,327
        Standards Board Statement No. 123 ("FAS 123") from the statement of operations as the Company elected to follow Accounting Principles Board Opinion Number 25 ("APB
        25") for earnings presentation and implemented FAS 123 for footnote disclosure only.

(k)     Increase in interest expense due to financing the acquisition price of More at                   (50,849)
        the Company's average interest rate of 6.62% for 1997.

(l)     The tax effect of adjustment (j) at the 1997 UK statutory rate of 31.5% offset by                 17,379
        the tax benefit of adjustment (k) at the Company's federal U.S. tax rate in 1997 of 35%.

                                  CLEAR CHANNEL
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             (Dollars in thousands)

                                December 31, 1997


                                     Clear Channel     Universal        Pro Forma       Clear Channel
                                      Historical      Historical      Adjustment (3)      Pro Forma
                                      ----------      ----------      -------------       ---------
ASSETS
Current assets:
Cash and cash equivalents            $    24,657      $        89      $   (15,000)     $     9,746
Accounts receivable, net                 155,962           35,876               --          191,838
Film rights - current                     14,826               --               --           14,826
Other current assets                       3,202           14,802               --           18,004
                                     -----------      -----------      -----------      -----------
Total Current Assets                     198,647           50,767          (15,000)         234,414

Property, plant & equipment, net         746,284          622,179               --        1,368,463

Intangible assets:
Network affiliation agreements            33,727               --               --           33,727
Licenses and goodwill                  2,175,944          260,504          902,290        3,338,738
Covenants not-to-compete                  24,892            9,084               --           33,976
Other intangible assets                   19,593               --               --           19,593
                                     -----------      -----------      -----------      -----------
                                       2,254,156          269,588          902,290        3,426,034
Less accumulated amortization           (141,066)         (20,103)          18,213         (142,956)
                                     -----------      -----------      -----------      -----------
                                       2,113,090          249,485          920,503        3,283,078
Other assets:
Notes receivable                          35,373               --               --           35,373
Film rights                               14,171               --               --           14,171
Investments in, and advances
  to, nonconsolidated affiliates         266,691               --               --          266,691
Other assets                              30,122           18,417               --           48,539
Other investments                         51,259               --               --           51,259
                                     -----------      -----------      -----------      -----------
TOTAL ASSETS                         $ 3,455,637      $   940,848      $   905,503      $ 5,301,988
                                     ===========      ===========      ===========      ===========

                                  CLEAR CHANNEL
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             (Dollars in thousands)

                                December 31, 1997


                                            Clear Channel     Universal        Pro Forma       Clear Channel
                                             Historical      Historical      Adjustment (3)      Pro Forma
                                             ----------      ----------      -------------       ---------
LIABILITIES
Current liabilities:
Accounts payable                             $    11,904      $     5,512      $        --      $    17,416
Accrued interest                                   9,950               --               --            9,950
Accrued expenses                                  34,489           27,177               --           61,666
Deferred income                                    1,340               --               --            1,340
Current portion of long-term debt                 13,294           12,374               --           25,668
Current portion of film rights liability          15,875               --               --           15,875
                                             -----------      -----------      -----------      -----------
Total Current Liabilities                         86,852           45,063               --          131,915

Long-term debt                                 1,540,421          507,600               --        2,048,021
Film rights liability                             15,551               --               --           15,551
Deferred income taxes                             10,114           91,830               --          101,944
Deferred income - long-term                        9,750               --               --            9,750
Other long-term liabilities                       25,378               --               --           25,378

Minority interest                                 20,787               --               --           20,787

Shareholders' equity:
Preferred stock                                       --               --               --               --
Common stock                                       9,823              268            1,661           11,752
Additional paid-in capital                     1,541,865          374,129          825,800        2,741,794
Retained earnings/
  (accumulated deficit)                          169,631          (87,541)          87,541          169,631
Other                                              2,398            9,499           (9,499)           2,398
Unrealized gain on investments                    23,754               --               --           23,754
Cost of shares held in treasury                     (687)              --               --             (687)
                                             -----------      -----------      -----------      -----------
Total Shareholders' Equity                     1,746,784          296,355          905,503        2,948,642
                                             -----------      -----------      -----------      -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $ 3,455,637      $   940,848      $   905,503      $ 5,301,988
                                             ===========      ===========      ===========      ===========

                                  CLEAR CHANNEL
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                      (In thousands, except per share data)

                          Year ended December 31, 1997

                                                                                                    Clear Channel/
                                                  Clear Channel      Eller         Pro Forma            Eller           Paxson
                                                   Historical     Historical    Adjustment (1)        Pro Forma       Historical
                                                   ----------     ----------    --------------        ---------       ----------
Net revenue                                      $   697,068      $    56,642      $        --      $   753,710      $    78,104
Operating expenses                                   394,404           33,804               --          428,208           63,362
Depreciation and amortization                        114,207           10,547            5,974          130,728           12,101
Noncash compensation expense                              --               --               --               --               --
Corporate expenses                                    20,883            2,318               --           23,201            4,059
                                                 -----------      -----------      -----------      -----------      -----------
Operating income (loss)                              167,574            9,973           (5,974)         171,573           (1,418)
Interest expense                                      75,076            8,565            2,518           86,159            1,370
Other income (expense) - net                          11,579           (4,082)              --            7,497           (1,034)
                                                 -----------      -----------      -----------      -----------      -----------
Income (loss) before income taxes                    104,077           (2,674)          (8,492)          92,911           (3,822)
Income tax (expense) benefit                         (47,116)              (3)           1,315          (45,804)              --
                                                 -----------      -----------      -----------      -----------      -----------
Income before equity in earnings
  (loss) of nonconsolidated affiliates                56,961           (2,677)          (7,177)          47,107           (3,822)
Equity in earnings (loss) of non-
consolidated affiliates                                6,615               --               --            6,615               --
                                                 -----------      -----------      -----------      -----------      -----------
Net income (loss)                                $    63,576      $    (2,677)     $    (7,177)     $    53,722      $    (3,822)
                                                 ===========      ===========      ===========      ===========      ===========
Net income (loss) per common share:
    Basic                                        $       .72                                        $      .60
                                                 ===========                                        ==========
    Diluted                                      $       .67                                        $      .54
                                                 ===========                                        ==========

                                                                   Clear Channel/
                                                    Pro Forma      Eller/Paxson      Universal        Pro Forma      Clear Channel
                                                 Adjustment (2)      Pro Forma       Historical    Adjustment (3)     Pro Forma
                                                 --------------      ---------      ----------     --------------     ---------
Net revenue                                        $        --      $   831,814      $   209,639      $        --   $ 1,041,453
Operating expenses                                      (1,246)         490,324          101,613               --       591,937
Depreciation and amortization                            9,377          152,206           59,977           30,881       243,064
Noncash compensation expense                                --               --            8,289           (8,289)           --
Corporate expenses                                      (4,059)          23,201               --               --        23,201
                                                   -----------      -----------      -----------      -----------   -----------
Operating income (loss)                                 (4,072)         166,083           39,760          (22,592)      183,251
Interest expense                                        29,276          116,805           46,400               --       163,205
Other income (expense) - net                                --            6,463           (2,621)              --         3,842
                                                   -----------      -----------      -----------      -----------   -----------
Income (loss) before income taxes                      (33,348)          55,741           (9,261)         (22,592)       23,888
Income tax (expense) benefit                            13,339          (32,465)              --               --       (32,465)
                                                   -----------      -----------      -----------      -----------   -----------
Income before equity in earnings
  (loss) of nonconsolidated affiliates                 (20,009)          23,276           (9,261)         (22,592)       (8,577)
Equity in earnings (loss) of non-
consolidated affiliates                                     --            6,615               --               --         6,615
                                                   -----------      -----------      -----------      -----------   -----------
Net income (loss)                                  $   (20,009)     $    29,891      $    (9,261)     $   (22,592)  $    (1,962)
                                                   ===========      ===========      ===========      ===========   ===========
Net income (loss) per common share:
    Basic                                                           $       .33                                     $      (.02)
                                                                    ===========                                     ===========
    Diluted                                                         $       .28                                     $      (.05)
                                                                    ===========                                     ===========

                                  CLEAR CHANNEL
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except per share amounts)

                          Year ended December 31, 1997

ELLER ACQUISITION

(1) Represents the pro forma effect of the acquisition of Eller assuming it was acquired January 1, 1997.

                                                                                                        Increase
                                                                                                       (Decrease)
                                                                                                         Income
                                                                                                         ------
(a)     Increase in amortization of goodwill of $5,205 resulting from the additional                    $ (5,974)
        goodwill created by the acquisition and a decrease in amortizable life from 40 years (Eller) to 25 years (the Company) and additional depreciation of $769 related to the adjustment of fixed assets to fair value.

(b)     Increase in interest expense due to a higher amount of average debt                               (2,518)
        outstanding, which was partially offset by a lower average interest rate (6%
        average rate for the Company and 8.8% for Eller during the first three months of 1997).

(c)     Tax effect of the above adjustments to depreciation and interest expense at                        1,315
        the Company's effective federal and state tax rate of 40%.



PAXSON ACQUISITION

(2) Represents the pro forma effect of the Paxson acquisition assuming it was acquired January 1, 1997.

                                                                                                        Increase
                                                                                                       (Decrease)
                                                                                                         Income
                                                                                                         ------
(a)     Elimination of option plan compensation expense resulting from the elimination                $    1,246
        of the plan.

(b)     Increase in amortization expense resulting from the additional goodwill                           (9,377)
        created by the acquisition.

(c)     Elimination of corporate general and administrative expenses resulting from                        4,059
        the elimination of the Paxson corporate office.


(d)     Increase in interest expense (at an average interest rate of 6.5% for the                        (29,276)
        first nine months of 1997) due to additional borrowing on the Company's credit facility to finance the acquisition cost.

(e)     Tax effect of the above adjustment at the Company's effective federal and                         13,339
        state tax rate of 40%.

UNIVERSAL MERGER

(3) Represents the pro forma effect of the merger with Universal assuming it had occurred on January 1, 1997.

The Company and Universal unaudited pro forma combined condensed financial statements reflect the merger, accounted for as a purchase, as follows:

Universal Common Stock outstanding at December 31, 1997 adjusted
  to reflect the exercise of all outstanding options and warrants                            28,787,442
Exchange ratio                                                                                      .67
                                                                                            -----------
The Company's Common Stock assumed to be issued in connection
  with the Merger                                                                            19,287,586
Estimated value per share                                                                   x  $62.3125
                                                                                            $ 1,201,858
Estimated transaction costs                                                                      15,000
     Total estimated purchase price                                                         $ 1,216,858
                                                                                            ===========

For purpose of these statements, the total estimated purchase price was allocated as follows:

Total estimated purchase price                                                              $ 1,216,858
Universal's net assets at December 31,1997 adjusted for the
  elimination of existing goodwill of $242,291                                                   54,064
Estimated excess purchase price (allocated to goodwill)                                     $ 1,162,794
                                                                                            ===========

The estimated excess purchase price allocated to goodwill of $1,162,794 will be amortized over a 25-year period using the straight line method, which will result in annual goodwill amortization of $46,512.

The pro forma merger adjustments at December 31, 1997 are as follows:

                                                                                               Increase (Decrease)
                                                                                               ------------------
Cash and cash equivalents                                                                         $  (15,000)
Licenses and goodwill                                                                                902,290
Accumulated Amortization                                                                              18,213
Common stock                                                                                           1,661
Additional paid-in capital                                                                           825,800
Retained earnings (accumulated deficit)                                                               87,541
Other shareholders' equity                                                                            (9,499)

The pro forma merger adjustments for the year ended December 31, 1997 are as follows:

                                                                                               Increase (Decrease)
                                                                                                     Income
                                                                                                     ------
Depreciation and amortization                                                                       $ (30,881)
Noncash compensation for incentive options                                                              8,289

(c)      Index to Exhibits

    23            Consent of Price Waterhouse  (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date              September 4, 1998        By   /s/ ERBERT W. HILL, JR.
                                                Herbert W. Hill, Jr.
                                                Senior Vice President/
                                                Chief Accounting Officer

EXHIBIT INDEX

23                 Consent of Price Waterhouse  (Filed herewith.)